Exhibit 11.1


                                   FAROUDJA, INC.
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                       (In thousands, except per share data)

                                                       Three Months Ended March 31,
                                                       1998                    1997
                                                       ----------------------------

     NET INCOME                                        $     8               $  249
                                                       -------               ------
                                                       -------               ------
     BASIC:
     Computation of weighted average common
      shares outstanding:

     Weighted average common shares outstanding         12,079                8,200
                                                       -------               ------
                                                       -------               ------

     Net income per share                                 $.00                 $.03
                                                       -------               ------
                                                       -------               ------

     DILUTED:

     Computation of weighted average common
      and common equivalent shares outstanding:

     Weighted average common shares outstanding         12,079                8,200

     Common equivalent shares from stock
      options and warrants                                 687                  854
                                                       -------               ------
     Shares used in per share computation               12,766                9,054
                                                       -------               ------
                                                       -------               ------

     Net income per share                                 $.00                 $.03
                                                       -------               ------
                                                       -------               ------

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